UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
☐ Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
A. T. Cross Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2006
TO THE SHAREHOLDERS OF A.T. CROSS COMPANY:
      Notice is hereby given that the annual meeting of shareholders of A.T. Cross Company (the “Company”) will be held on Thursday, April 27, 2006 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:
      1.  Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).
      2.  Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.
      3.  Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.
      The stock transfer books will not be closed. The close of business on March 1, 2006 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting or any adjournments or postponements thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournments or postponements thereof.

By order of the Board of Directors

Tina C. Benik
Vice President, Legal and Human Resources
Corporate Secretary
March 28, 2006
PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

ONE ALBION ROAD
LINCOLN, RHODE ISLAND 02865
PROXY STATEMENT
FOR ANNUAL SHAREHOLDERS’ MEETING
APRIL 27, 2006
      This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the “Company”) from holders of Class A common stock of the Company for use at the annual meeting to be held April 27, 2006 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865. Any shareholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation. In addition, the Company has retained Georgeson Shareholder Communications Inc., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $6,000, plus expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to shareholders on or about March 28, 2006.
      A copy of the Company’s annual report for the year 2005 containing financial statements for the year ended December 31, 2005 is also enclosed, but is not to be considered a part of the proxy soliciting material.
      As of March 1, 2006 the Company had outstanding 13,365,437 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only shareholders of record at the close of business on that date are entitled to vote at the annual meeting. Shareholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.
SHAREHOLDERS’ PROPOSALS
       Any proposal of a shareholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 26, 2007, must be received by the Company’s Corporate Secretary not later than November 30, 2006 for inclusion in the proxy statement and form of proxy relating to that meeting. Any shareholder proposal intended to be presented at the next annual meeting of the Company without being included in the proxy statement and form of proxy relating to such meeting must be received by the Company’s Corporate Secretary not later than February 9, 2007.
VOTING RIGHTS
       Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see “Election of Directors” on page 4), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.
      In addition, holders of Class A and Class B common stock vote together as a single class:

a)	For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

b)	With respect to the acquisition of assets or shares of any other company if:

(1)	An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

(2)	The transaction would, in the reasonable judgment of the Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

(3)	The transaction would involve the issuance of any Class A or Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.
           If the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company’s articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.
           Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.
VOTING PROCEDURES
       The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.
      Shares represented by proxies which are marked “abstain” with respect to fixing the number of directors or “withheld” with respect to the election of any particular nominee for director, will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the accompanying Notice of Annual Meeting. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.
      Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such “broker non-votes” will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of March 1, 2006 (except as otherwise noted) certain information concerning the ownership of shares of Class A or Class B common stock of the Company by (i) each person or group known by the Company to beneficially own more than 5% of the outstanding Class A or Class B common stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table on page 10, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

	Number of Shares				Percent of Class

Name	Class A		Class B(1)		Class A	Class B

Russell A. Boss(2)	1,726,001	(3)(4)(5)(6)	1,804,800	(4)(5)	12.9%	100%
Marjorie B. Boss(7)	850,931	(3)(5)	902,400	(5)	6.4%	50%
Paul A. Silver(8)	831,000	(5)	902,400	(5)	6.2%	50%
Edward P. Pieroni(9)	726,000	(4)	902,400	(4)	5.4%	50%
John B. Costello(10)	726,000	(4)	902,400	(4)	5.4%	50%
Bank of America Corporation(11)	1,186,610		—		8.9%	—
Dimensional Fund Advisors, Inc.(12)	850,500		—		6.4%	—
Auber Investments Ltd.(13)	717,773		—		5.4%	—
Bradford R. Boss(14)	181,678	(6)	—		1.4%	—
Bernard V. Buonanno, Jr.	28,929	(6)	—		*	—
Edward J. Cooney	3,946		—		*	—
Galal P. Doss(15)	4,245,516	(6)	—		31.7%	—
Terrence Murray	30,333	(6)(16)	—		*	—
Andrew J. Parsons	19,545	(6)	—		*	—
James C. Tappan	28,370	(6)	—		*	—
David G. Whalen(17)	982,637	(6)(18)	—		7.0%	—
Peter J. Canole	88,534	(6)(18)	—		*	—
Charles S. Mellen	90,000	(18)	—		*	—
Stephen A. Perreault	164,419	(6)(18)	—		*	—
Kevin F. Mahoney	61,153	(6)(18)	—		*	—
All directors and executive officers as a group (17 persons)	7,986,100	(19)	1,804,800		54.5%	100%

(1)	The Class B common stock is convertible share for share into Class A common stock at any time at the option of the holder. If all of the Class B shares were converted into Class A shares, Mr. R. Boss, Mrs. M. Boss, Mr. Silver, Mr. Pieroni and Mr. Costello would be the beneficial owners of 23.24%, 12.30%, 12.15%, 11.41% and 11.41%, respectively, of the outstanding Class A common shares.
(2)	Mr. R. Boss’s address is One Albion Road, Lincoln, Rhode Island 02865.
(3)	Excludes shares beneficially owned by spouse.
(4)	Mr. R. Boss, Mr. Costello and Mr. Pieroni are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 726,000 shares of Class A common stock and 902,400 shares of Class B common stock held by such trust are included in the amounts above for each of the co-trustees.
(5)	Mr. R. Boss, Mrs. M. Boss (the wife of Mr. R. Boss) and Mr. Silver are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 831,000 shares of Class A common stock and 902,400 shares of Class B common stock held by such trust are included in the amounts above for each of the co-trustees.
(6)	Includes the following Class A shares subject to options exercisable within 60 days: Mr. B. Boss — 25,333; Mr. R. Boss — 25,333; Mr. Buonanno — 25,429; Mr. Doss — 12,000; Mr. Murray — 25,333; Mr. Parsons — 12,000; Mr. Tappan — 25,370; Mr. Whalen — 759,351; Mr. Canole — 48,000; Mr. Perreault — 109,499; and Mr. Mahoney — 20,000.
(7)	Mrs. M. Boss’s address is One Albion Road, Lincoln, Rhode Island 02865.
(8)	Mr. Silver’s address is 1500 Fleet Center, Providence, Rhode Island 02903.
(9)	Mr. Pieroni’s address is One State Street, Suite 200, Providence, Rhode Island 02908.

(10)	Mr. Costello’s address is c/o Andsagar, Bartlett & Pieroni, L.L.P., One State Street, Suite 200, Providence, Rhode Island 02908.
(11)	Bank of America Corporation has shared voting power with respect to 1,178,910 shares and shared dispositive power with respect to 1,186,610 shares. NB Holdings Corporation has shared voting power with respect to 1,178,910 shares and shared dispositive power with respect to 1,186,610 shares. Bank of America, NA has sole voting power with respect to 1,178,385 shares, shared voting power with respect to 525 shares, sole dispositive power with respect to 1,177,785 shares and shared dispositive power with respect to 8,825 shares. Columbia Management Group, LLC has shared voting power with respect to 525 shares and shared dispositive power with respect to 525 shares. Columbia Management Advisors, LLC has sole voting power with respect to 525 shares and sole dispositive power with respect to 525 shares. Information based on Bank of America Corporation’s Schedule 13G filed with the SEC on February 8, 2006, which reported ownership as of December 31, 2005. The address of Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.
(12)	Information based on its Schedule 13G filed with the SEC on February 6, 2006, which reported ownership as of December 31, 2005. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(13)	Information based on its Schedule 13G filed with the SEC on January 23, 2006, which reported ownership as of December 31, 2005. The address of Auber Investments Ltd. is 2 Grand Central Tower, 140 East 45th Street, 28th Floor, New York, NY 10017.
(14)	Mr. B. Boss’s address is One Albion Road, Lincoln, Rhode Island 02865.
(15)	Mr. Doss’s address is One Albion Road, Lincoln, Rhode Island 02865.
(16)	Includes 5,000 shares held by Murray and Young Associates LLC.
(17)	Mr. Whalen’s address is One Albion Road, Lincoln, Rhode Island 02865.
(18)	Includes the following restricted Class A shares as to which the holder has sole voting power but no investment power during the restricted period: Mr. Whalen — 150,000; Mr. Canole — 40,000; Mr. Mellen — 90,000; Mr. Perreault — 40,000; Mr. Mahoney — 40,000.
(19)	Includes 1,301,498 shares subject to options exercisable within 60 days; 424,000 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period; and 1,557,000 shares held under trusts as to which there is shared voting and investment power.

*	Less than 1%.

ELECTION OF DIRECTORS
      It is proposed to fix the number of directors at nine, of which three will be designated “Class A Directors” and six will be designated “Class B Directors”. It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the shareholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of shareholders scheduled to be held April 26, 2007. The following tables reflect information as of January 1, 2006.

		Principal Occupation	Director
Nominee	Age	During Past Five Years	Since	Other Directorships(1)

CLASS A DIRECTORS
Galal P. Doss	51	Chairman and Chief Executive Officer, Family Cosmetics, S.A.E. (an Egyptian company listed on the Egyptian Stock Exchange).(2)	2000
Andrew J. Parsons	62	Senior Partner and Director, McKinsey & Company (global strategic management consulting firm) to December 2000; thereafter Member, McKinsey Advisory Council to June 2004; thereafter Director Emeritus, McKinsey & Company; Chairman and Chief Executive Officer, Gulliver Growth Partners LLC, a management advisory firm. (2) (3)	2001	UST Inc.
James C. Tappan	70	President, Tappan Capital Partners (equity investment firm).(2) (3)	1994

CLASS B DIRECTORS
Bradford R. Boss	72	Chairman of the Board and Chief Executive Officer to April 1993; thereafter Chairman of the Board to November 14, 1999; thereafter Chairman Emeritus.(4) (5)	1960
Russell A. Boss	67	President and Chief Operating Officer to April 1993; thereafter President and Chief Executive Officer to November 14, 1999; thereafter Chairman of the Board. (4) (5) (6)	1962
David G. Whalen	48	President and Chief Executive Officer.(4)	1999
Bernard V. Buonanno, Jr.	67	Senior Partner, Edwards, Angell, Palmer & Dodge LLP, Providence, RI (attorneys-at-law); Partner, Riparian Partners, Ltd., Providence, RI (investment banking firm).(2) (6) (7) (8)	1986	Old Stone Corporation
Edward J. Cooney	58	Executive Vice President — Sales and Marketing, Amtrol, Inc., a producer and marketer of water storage, treatment, heating, expansion, flow control and related products (1998-2000); thereafter Chief Financial Officer, Speidel, Inc., a worldwide distributor of watchbands and watchband attachments to August 2001; thereafter Vice President and Treasurer, Nortek, Inc., an international designer, manufacturer and marketer of building products.(2) (3)	2004
Terrence Murray	66	Chairman and Chief Executive Officer, FleetBoston Financial Corporation (diversified financial services corporation) to December 31, 2001; thereafter Chairman, FleetBoston Financial Corporation (retired January 1, 2003). (2) (8)	1982	CVS Corporation; ChoicePoint Inc.; Air Products and Chemicals, Inc.

See footnotes on page 5.

(1)	Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

(2)	Member of Nominating Committee.

(3)	Member of Audit Committee.

(4)	Member of Executive Committee.

(5)	Bradford R. Boss and Russell A. Boss are brothers.

(6)	Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

(7)	Edwards Angell Palmer & Dodge LLP performed legal services for the Company in 2005 and is expected to perform legal services for the Company in 2006.

(8)	Member of Compensation Committee.
Corporate Governance
      Board of Director and Shareholder Meetings: The Board of Directors met four times during the fiscal year ended December 31, 2005 (“fiscal year 2005”). All directors attended at least 75% of the Board of Directors meetings and applicable committee meetings in fiscal year 2005. The Company has adopted a policy that requires every member of the Board of Directors to make every effort to attend the Company’s Annual Meeting. All members of the Board of Directors other than Mr. Murray attended the Company’s 2005 Annual Meeting.
      Board of Director Independence: The Board of Directors has reviewed the relationship that each current and nominee director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable American Stock Exchange rules (“AMEX Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that the following directors are independent directors within the meaning of applicable AMEX Rules: Bernard V. Buonanno, Jr; Edward J. Cooney; Galal P. Doss; Terrence Murray; Andrew J. Parsons; James C. Tappan.
      Independent members of the Board of Directors are scheduled to meet at least once per year in executive session without management, but will meet as often as is deemed necessary.
      Shareholder Communications: The Company’s shareholders may communicate directly with the members of the Board of Directors or the individual chairmen of standing Board of Directors committees by writing directly to those individuals at the following address: One Albion Road, Lincoln, RI 02865. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.
      Code of Ethics: The Board of Directors originally adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) in 1996 which has been periodically updated and amended. This Code of Ethics applies to all of the Company’s employees, officers and directors, including its principal financial officers. A link to the Code of Ethics is on the Company’s website at www.cross.com under the Company’s Investor Relations section.
Committees of the Board of Directors
      The Board of Directors has standing Audit, Compensation, and Executive Committees. The independent directors, identified above, serve as the Company’s Nominating Committee as permitted under AMEX Rules, although the Board of Directors expects to create a standing Corporate Governance and Nominating Committee at the Board of Directors Meeting following the 2006 Annual Shareholders Meeting.
      Audit Committee. The members of the Audit Committee are Edward J. Cooney, who serves as Chairman, James C. Tappan and Andrew Parsons. The Board has determined that the members of the Audit Committee are independent within the meaning of applicable AMEX Rules and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has determined that Edward J. Cooney is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee meets on an as needed basis and met five times during fiscal year 2005.

      The Audit Committee has oversight responsibility for the establishment and maintenance of an effective financial controls environment, for overseeing the procedures for evaluating the system of internal accounting controls and for evaluating audit performance. In addition to the responsibilities listed above, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b)(2),(3),(4), and (5) under the Exchange Act. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors in 2000, and as amended in 2002 and 2004. The Charter, as amended, is attached to this proxy statement as Exhibit A, and is also available on the Company’s website, www.cross.com, in the Investor Relations section. See also the “Report of the Audit Committee” on page 15.
      Compensation Committee. The members of the Compensation Committee are Mr. Murray, who serves as Chairman, and Mr. Buonanno, Jr. The Board has determined that the members of the Compensation Committee are independent within the meaning of applicable AMEX Rules. The Compensation Committee met twice during fiscal year 2005. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning compensation, including incentive compensation, of the Chief Executive Officer and all other executive officers. The Compensation Committee administers the Company’s equity incentive plan. See “Report to Shareholders on Compensation Matters” on page 7.
      Executive Committee. The members of the Executive Committee are Russell A. Boss, Bradford R. Boss and David G. Whalen. The Executive Committee meets on an as needed basis and met twice during fiscal year 2005. The Executive Committee has the authority in certain circumstances to act in the stead of the Board between regular Board meetings.
      Nominating Committee. The Board of Directors has designated by resolution the identified independent directors (see “Corporate Governance — Board of Director Independence” on page 5) to act as the Company’s Nominating Committee. Pursuant to the board resolution, the Nominating Committee has the power to select a Chairman and to adopt its own operating rules and procedures. Mr. Parsons serves as Chairman of the Nominating Committee. The Nominating Committee does not have a charter. The Nominating Committee met once during fiscal year 2005. The Board of Directors expects to create a standing Corporate Governance and Nominating Committee at its meeting following the 2006 Annual Shareholders Meeting, and will make the written charter of that committee available on the Company’s website shortly thereafter.
      The Nominating Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors, including those recommendations submitted by the Class A and Class B shareholders, and is also responsible for determining, with input from the Board, the desired competencies and attributes for Board members that will best meet the current and future needs of the Company.
      It is the policy of the Nominating Committee that candidates for director possess the highest personal and professional integrity, have demonstrated superior ability and sound business judgement, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders.
      The Nominating Committee’s process for identifying and evaluating nominees is as follows:

(1) in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, any change of status and any related party transactions with the Company during the applicable time period; and

(2) in the case of new director candidates, the Nominating Committee conducts such inquiries into the backgrounds and qualifications of possible candidates as the Nominating Committee deems necessary or appropriate after considering the composition and needs of the Board of Directors.
      The Nominating Committee discusses and considers such candidates’ qualifications, including whether the nominee is independent for purposes of Exchange Act Rule 10A-3(b) and the AMEX Rules, and selects candidates for recommendation to the Board of Directors by majority vote of the Nominating Committee. In seeking potential nominees, the Nominating Committee uses its network of contacts to identify potential candidates, but may also engage, if it deems appropriate, a professional search firm, at the Company’s expense.

      The Nominating Committee is authorized to adopt and implement such additional procedures and processes to discharge its responsibilities as it deems appropriate.
      The Nominating Committee considers director candidates recommended by shareholders provided the shareholders follow the procedures set forth below. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.
      The Nominating Committee considers all bona fide candidates for Class A director positions recommended by Class A shareholders holding Class A common stock of the Company. The Nominating Committee considers all bona fide candidates for Class B director positions recommended by Class B shareholders holding Class B common stock of the Company. The Nominating Committee considers such Class A and Class B candidates using the same screening criteria as are applied to all other potential nominees for election based on the considerations set forth above. Third parties wishing to recommend candidates for consideration by the Nominating Committee may do so in writing by providing the recommended candidate’s name, biographical data, qualifications and a statement describing the basis for the recommendation, together with the recommended candidate’s consent to serve if nominated, to the Chairman of the Nominating Committee.
      In addition, the Company’s by-laws also permit shareholders entitled to vote in the election of directors for the class of shares that they hold to nominate candidates for election as Class A directors or Class B directors, as the case may be. For nominees for election to the Board of Directors proposed by shareholders under the by-laws to be considered, the following information concerning each nominee must be timely submitted in accordance with the required procedures: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the class and number of shares of the Company’s capital stock the nominee beneficially owns, the nominee’s qualifications to serve as a director of the Company and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and (2) as to the shareholder proposing such nominee, that shareholder’s name and address, the class and number of shares of the Company’s capital stock that the shareholder beneficially owns, a description of all arrangements and understandings between the shareholder and the nominee or any other person or persons (including their names) pursuant to which the nomination is made, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the shareholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.
DIRECTOR COMPENSATION
       Members of the Company’s Board of Directors who are not employees of the Company were compensated for their services during 2005 at the rate of $25,000 per annum (the “Retainer”), plus $1,000 for each Board meeting attended. During 2005, the Board of Directors held four meetings. In addition, non-employee members of the Compensation and Executive Committees received $800 ($1,000 in the case of the committee chair) for each committee meeting attended. Members of the Audit Committee receive $1,500 ($2,500 in the case of the committee chair) for each committee meeting attended. Board and Committee members receive $500 for participation in special (i.e., not regularly scheduled) telephonic meetings.
      Sixty percent of the Retainer paid to non-employee directors is paid in Class A common stock of the Company (the “Mandatory Shares”). Non-employee directors may elect to receive the balance of the Retainer and any supplemental committee fees in Class A common stock. There are certain restrictions on the sale or transfer of the Mandatory Shares by the directors.
REPORT TO SHAREHOLDERS ON
COMPENSATION MATTERS
       The 2005 total compensation of the President and Chief Executive Officer and of the other named executive officers of the Company was established by the members of the Compensation Committee and recommended to the Board of Directors for its approval. See also “Compensation Committee Interlocks and Insider Participation” on page 9, “Committees of the Board of Directors” on page 5 and “Compensation Committee” on page 6.
      The elements of compensation for the President and Chief Executive Officer consist of base pay,

annual incentive bonus and long-term incentives. The compensation for this position was based on three primary factors:

—	The performance of the executive in meeting key strategic objectives;

—	The external competitiveness of the Company’s pay levels with those of other companies with similar revenues and scope of operations; and

—	The goal of retaining and motivating the executive.
      The Compensation Committee is privy to external compensation data through the Company’s participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations which report on compensation paid to executives at companies of similar size. There are a substantial number of participating companies in the various survey groups. The Compensation Committee reviewed the summary survey information which included company sales comparisons. In addition, the Compensation Committee utilized survey data to gauge the Company’s competitive position with other companies with respect to bonus and equity based grants.
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Board and the Compensation Committee currently intend to structure performance-based compensation, including equity based grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.
      The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, despite the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.
      The following is a more specific discussion of each compensation component:
Base Salary:
       In considering a base salary adjustment for Mr. Whalen, the Compensation Committee reviewed the pay of similar level officers in the survey groups referred to above, the industry trends relating to merit increases and the merit pay budgeted for the rest of the Company. For 2005 Mr. Whalen forwent a base pay increase consistent with other Company management.
      The remaining four highest paid executive officers, two of whom were hired in January 2005, did not receive pay increases in 2005.
Bonus:
       Bonus payments to executives for 2005 performance were governed by the Annual Incentive Plan approved by the Compensation Committee and the Board of Directors for 2005. All of the highest paid executives were participants in the plan except for Mr. Whalen. Mr. Whalen’s bonus is determined by the Compensation Committee considering attainment of predetermined performance objectives.
      Based on the achievement of certain of the Company’s strategic objectives for 2005, Mr. Whalen was awarded a bonus in the amount of $50,000. (In the event that all objectives had been met, Mr. Whalen would have been eligible to earn a bonus equal to 75% of his base salary.)
      The annual incentive payments to eligible executives are designed to provide rewards based on meeting approved business plans. Performance measures are determined in part based on specific job responsibilities and may include one or more of the following measures: operating income before taxes (OIBT), sales, return on assets and inventory level management at the corporate, territory and regional levels. Other performance goals that are not quantitative may also be assigned to the executives.
      Under the program, performance objectives for 2005 for the named executives were set based on the attainment of the Company’s operating plan for 2005. In addition, in its discretion, the Compensation Committee may recommend to the Board rewards for participants outside of the provisions of the plan. Pursuant to discretion exercised by the Compensation Committee and the Board of Directors, certain of the named executive officers were awarded a portion of their target bonus for 2005 performance.
      The Company analyzes its total cash compensation (base salary plus bonuses) for executive officers in relation to other similarly sized companies.

The goal is to provide competitive compensation based upon assessment of the responsibilities relative to the individual’s position, as well as the individual’s background, training and experience and by reference to the competitive marketplace for comparable talent. Additionally, the compensation program is designed to enable the Company to attract, retain, motivate and appropriately reward highly qualified individuals.
Compensation Arrangements:
       The Board of Directors of the Company has approved certain compensation arrangements whereby the Chief Executive Officer and the other named executives will receive payments in the event that there is a change in control of the Company’s Class B stock (i.e., a sale of more than 50% to unaffiliated parties) or in the event that they are terminated without cause.
      In the event of an involuntary termination for reasons other than cause but not including a change in control, the Chief Executive Officer will receive a severance payment equal to twenty-four (24) months of his then current salary and target bonus. In the event of a change in control where the Chief Executive Officer is either involuntarily terminated or not offered a similar position, he will receive three (3) years of his then current salary and target bonus, plus medical benefits for that three year period.
      In the event of an involuntary termination for reasons other than cause but not including a change in control, the other named executives will receive severance equal to twelve (12) months of their then current base salary. In the event of an involuntary termination resulting from a change in control which occurs within two years of the change in control and where the named executive is not offered a similar position, he will receive eighteen (18) months base salary and target bonus. In the event of an involuntary termination or a change in control, the restrictions on a portion of the restricted shares granted to Charles Mellen will lapse on an accelerated basis if the termination or change in control occurs between 2005 and 2008, and certain options granted to Kevin Mahoney will vest on an accelerated basis if the termination or change in control happens between 2005 and 2007.
      The Board of Directors also approved certain gross-up payments to the Chief Executive Officer and the named executive officers under certain circumstances in the event of a change in control. Internal Revenue Code Section 4999 imposes a non-deductible 20% excise tax on a recipient for any change in control payments that are in excess of three times his average annual taxable compensation over the prior 5-year period (the “base amount”). In the event that the change in control payments made to a named executive exceed three times such base amount (the “safe harbor amount”), the Company will provide a gross-up to the Chief Executive Officer to provide the executive the after tax benefit he would have received had the excise tax not been triggered, and will provide a conditional gross-up to the other named executives in the event that the change in control payments exceed the safe harbor amount. The conditional gross-up provides that the change in control payments will be capped to fall below the safe harbor amount if the amount by which the change in control payments exceed such safe harbor amount is $50,000 or less. If the change in control payments exceed such safe harbor amount by greater than $50,000, the named executive will receive a gross-up. Any change in control payments that exceed the safe harbor amount (including any gross-up) are not deductible by the Company.
Long-Term Incentives:
       The Company has relied upon grants under the Omnibus Incentive Plan to provide named executive officers and other managers with an ownership position in the Company to create a long-term incentive to increase shareholder value.
      Mr. Mellen received a restricted stock grant of 50,000 shares in 2005 pursuant to his offer of employment dated November 21, 2004. Mr. Mahoney received a stock option grant of 60,000 options for shares of Class A common stock pursuant to his offer of employment dated January 11, 2005. No other named executive received stock option or equity grants in 2005.
Review of All Components of CEO Compensation and Conclusion:
       The Compensation Committee has reviewed all components of Mr. Whalen’s compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains and losses, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations under several potential severance and change-in-control scenarios.
      Based on this review, the Committee believes Mr. Whalen’s total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

      The foregoing report is presented by the following:
2005 Compensation Committee
Terrence Murray, Chairman
Bernard V. Buonanno, Jr.
COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER
PARTICIPATION
       As indicated under “Report to Shareholders on Compensation Matters” above, the 2005 compensation of David G. Whalen, a member of the Board of Directors of the Company, was established by the Compensation Committee and submitted to the Board of Directors for approval. The Compensation Committee is comprised of Terrence Murray and Bernard V. Buonanno, Jr. The compensation of the remaining executive officers of the Company was similarly reviewed and approved by the Compensation Committee and submitted to the Board of Directors for approval.
      There are no Compensation Committee interlocks.

EXECUTIVE COMPENSATION
       The following table sets forth certain information for the last three fiscal years with respect to the Company’s Chief Executive Officer and the four other most highly compensated executive officers during 2005 (collectively, the “named executive officers”).
SUMMARY COMPENSATION TABLE

						Long Term			All Other
		Annual Compensation				Compensation			Compensation(1)

				Other				Securities
Name and				Annual		Restricted		Underlying
Principal Position	Year	Salary(2)	Bonus	Compensation(3)		Stock Awards		Options

David G. Whalen	2005	$480,500	$50,000	—		—		—	$6,300
President and Chief	2004	475,520	50,000	—		$803,250	(4)	—	6,500
Executive Officer	2003	450,000	—	$4,320		—		—	6,000

Peter J. Canole	2005	225,000	10,000	159,097	(5)	—		—	6,300
Vice President,	2004	185,450	35,000	362,887	(6)	—		—	5,564
Global Sales	2003	152,792	—	158,231	(7)	—		—	6,000

Charles S. Mellen(8)	2005	207,693	30,000	129,343	(9)	261,250	(10)	—	6,321
Vice President,	2004	—	—	—		—		—	—
Global Marketing	2003	—	—	—		—		—	—

Stephen A. Perreault	2005	205,000	20,000	—		—		—	6,300
Vice President,	2004	201,554	30,000	—		—		—	6,047
Operations	2003	182,000	—	3,600		—		—	6,000

Kevin F. Mahoney(11)	2005	194,327	20,000	—		—		60,000	1,613
Vice President,	2004	—	—	—		—		—	—
Finance and Chief	2003	—	—	—		—		—	—
Financial Officer

(1)	Except as otherwise indicated, amounts listed under All Other Compensation consist of 401(k) contributions for the named individuals.
(2)	None of the named executive officers received salary increases for 2005. The base salary amounts reported in the Summary Compensation Table for Messrs. Whalen and Perreault for 2005 are slightly higher than the amounts reported for 2004 because salary increases for 2004 were not implemented until the second quarter of that year. The difference between Mr. Canole’s 2005 and 2004 base salary amounts is more significant because Mr. Canole received an additional salary increase in late 2004 in recognition of his assumption of increased responsibilities.
(3)	Except as otherwise indicated, amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as automobile allowances.
(4)	Mr. Whalen received a restricted stock award of 150,000 shares on July 21, 2004 at a market value of $803,250. The restrictions lapse as to all of the shares on December 31, 2008.
(5)	Mr. Canole’s Other Annual Compensation figure for 2005 consists of (a) a cost of living adjustment of $12,981 in connection with his expatriate assignments, (b) relocation and living expense reimbursements of $34,641 in connection with his expatriate assignment, and (c) a tax reimbursement payment of $111,475 relating to taxable expense reimbursements and third party payments made in 2004 and 2005 in connection with relocation and living expense reimbursements associated with his expatriate assignment. Some of these amounts were paid to Mr. Canole in British pounds; the U.S. dollar amount was calculated based on exchange rates of between 1.7512 and 1.7576.
(6)	Mr. Canole’s Other Annual Compensation figure for 2004 consists of (a) a cost of living adjustment of $25,000 in connection with his expatriate assignments, (b) relocation and living expense reimbursements of $34,032 in connection with his expatriate assignment in Hong Kong and $289,662 in connection with his expatriate assignment in the U.K., and (c) a tax reimbursement payment of $14,193 relating to taxable expense reimbursements and third party payments made in 2003 and 2004 in connection with relocation and living expenses associated with his expatriate assignments. The relocation and living expense reimbursement paid in connection with Mr. Canole’s U.K. assignment was paid in British pounds; the U.S. dollar amount was calculated based on an exchange rate of 1.8324. All other amounts referred to in this footnote were paid in Hong Kong dollars; the U.S. dollar amount was calculated based on exchange rates of between 7.6161 and 7.7992.
(7)	Mr. Canole’s Other Annual Compensation figure for 2003 consists of (a) a cost of living adjustment of $42,000 in connection with his expatriate assignment in Hong Kong, (b) relocation and living expense reimbursements of $108,746 in connection with his expatriate assignment, and (c) a tax reimbursement payment of $7,485 relating to taxable expense reimbursements and third party payments made in 2002 in connection with relocation and living expenses associated with his expatriate assignment. These amounts were paid to Mr. Canole in Hong Kong dollars; the U.S. dollar amount was calculated based on exchange rates of between 7.63940 and 7.75700.
(8)	Mr. Mellen was hired on January 24, 2005.
(9)	Mr. Mellen’s Other Annual Compensation figure for 2005 consists of (a) a relocation expense reimbursement of $119,968 and (b) a tax reimbursement payment of $9,375 relating to taxable expense reimbursements and third party payments made in 2005 in connection with relocation expenses.

(10)	Mr. Mellen received a restricted stock award of 50,000 shares on January 31, 2005 at a market value of $261,250. The restrictions lapse as to all of the shares on December 31, 2008.
(11)	Mr. Mahoney was hired on January 31, 2005.

STOCK OPTIONS
       Set forth below is information as to the named executive officers of the Company with respect to stock option grants in 2005, options exercised during 2005 and year-end values of unexercised options.
OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
Potential Realizable
		Percentage			Value at Assumed
	Number of	of Total			Annual Rates of Stock
	Securities	Options/SAR’s			Price Appreciation for
	Underlying	Granted to			the Option/SAR Term
	Options/SAR’s	Employees	Exercise	Expiration
Name	Granted(1)	in 2005(2)	Price	Date(3)	5%	10%

David G. Whalen	—	—	—	—	—	—
Peter J. Canole	—	—	—	—	—	—
Charles S. Mellen	—	—	—	—	—	—
Stephen A. Perreault	—	—	—	—	—	—
Kevin F. Mahoney	60,000	85.71%	$5.23	January 31, 2015	$197,158	$499,638

(1)	One-third vest in 2006, one-third vest in 2007, and the final third vest in 2008.
(2)	The total number of options granted to employees in 2005 was 70,000.
(3)	Subject to earlier expiration in the event of termination of the grantee’s employment.
OPTION VALUES AT FISCAL YEAR END

	Number of Securities Underlying			Value of Unexercised
	Unexercised Options at			In-the-Money Options at
	Fiscal Year End			Fiscal Year End(1)

Name	Exercisable		Unexercisable	Exercisable	Unexercisable

David G. Whalen	759,351	(2)	—	$0	$0
Peter J. Canole	48,000		—	0	0
Charles S. Mellen	—		—	0	0
Stephen A. Perreault	109,499		—	0	0
Kevin F. Mahoney	20,000		40,000	0	0

(1)	Based on the mean between the high and low trading prices of the Class A common stock on December 30, 2005 ($4.00) minus the exercise price.
(2)	Includes 653 options granted to Mr. Whalen as a director of the Company during 2000 under the formula provisions of the Company’s Omnibus Incentive Plan then in effect.

PENSION PLAN TABLE

Average	Years of Service
Pay	15	20	25	30	35

$125,000	$30,000	$40,000	$50,000	$50,000	$50,000
150,000	36,000	48,000	60,000	60,000	60,000
175,000	42,000	56,000	70,000	70,000	70,000
200,000	48,000	64,000	80,000	80,000	80,000
225,000	54,000	72,000	90,000	90,000	90,000
250,000	60,000	80,000	100,000	100,000	100,000
300,000	72,000	96,000	120,000	120,000	120,000
400,000	96,000	128,000	160,000	160,000	160,000
450,000	108,000	144,000	180,000	180,000	180,000
500,000	120,000	160,000	200,000	200,000	200,000

      The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table above reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual’s social security credit. The qualified plan and the non-qualified plan are collectively referred to as the “Plan”.
      Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth above reflect all covered compensation of executive officers for 2005.
      For purposes of the Plan, the years of credited service as of December 31, 2005 were: Mr. Whalen, 6 years; Mr. Canole, 19 years; Mr. Perreault, 11 years; Mr. Mahoney, 1 year; and Mr. Mellen, 1 year.
      The amounts payable shown in the above Table are based on the following assumptions:

(i) The individual shall have retired at the normal retirement age of 65,

(ii) “Average pay” is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

(iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

PERFORMANCE GRAPH
       The following graph compares the market performance of the Company’s Class A common stock over the Company’s last five fiscal years to the American Stock Exchange Market Value Index and to the Russell Group 2000 (as the Company’s peer group index), over the Company’s last five fiscal years. The graph assumes that the value of the investment in the Company’s Class A common stock and each index was $100 at December 29, 2000 and that all dividends were reinvested.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG A.T. CROSS COMPANY,
AMEX MARKET INDEX AND RUSSELL 2000 INDEX

COMPANY/INDEX/
MARKET	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005

A.T. Cross Co.	100.00	132.94	120.55	150.29	111.54	91.26

Russell 2000 Index	100.00	101.02	79.22	115.16	135.31	139.81

AMEX Market Index	100.00	95.39	91.58	124.66	142.75	157.43

      The Company has chosen the Russell Group 2000 as a meaningful peer group against which to compare its performance. The Russell Group 2000 represents a broad based group of small capitalization stocks and is generally believed to be indicative of market performance for small capitalization companies.
      Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Exchange Act that might incorporate future filings, including this proxy statement in whole or in part, the foregoing Performance Graph and the “Report to Shareholders on Compensation Matters” on page 7 shall not be deemed incorporated by reference to any such filing.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
       The Audit Committee reappointed Deloitte & Touche LLP to serve as the Company’s independent auditors for 2005. Representatives of Deloitte & Touche will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
PRINCIPAL ACCOUNTING FIRM FEES
       Aggregate fees billed to the Company for the fiscal years ending January 1, 2005 and December 31, 2005 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”):

	2004	2005

Audit Fees	$555,350	$517,357

Audit Related	$58,970	$45,955
Tax Fees

Extended Tax Consulting Services in connection with Global EMEA Restructuring	$55,290	0

Transfer Pricing Study	$81,200	$30,000

International Tax Consultation	$48,350	$74,440

Multistate Tax Consultation	$9,175	$9,850
All Other

Benefit Plan Compliance	$4,410	$20,461

Mergers & Acquisitions	$5,000	$11,839

Technical Consultation	$4,450	$22,080
      The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the principal accountant’s independence.
      The Audit Committee’s policies and procedures regarding pre-approval of non-audit and non-tax services provided by the Company’s independent accountants requires pre-approval of all services, regardless of de minimis exceptions, by the full Audit Committee. The Audit Committee has delegated such pre-approval authority to the Audit Committee Chair. During 2005, all non-audit and non-tax services were pre-approved by the Audit Committee Chair.
REPORT OF THE AUDIT COMMITTEE
       The audit functions of the Audit Committee are focused on three areas:

•	the adequacy of the Company’s internal controls and financial reporting process and the quality and integrity of the Company’s financial statements.

•	the independence and performance of the Company’s internal auditor and independent auditors.

•	the Company’s compliance with legal and regulatory requirements and adherence to business ethics.
      In fiscal 2005, the Audit Committee met with management to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate Company financial personnel and the internal auditor.
      We regularly meet privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Committee.
      We also have the sole authority to retain and dismiss the independent auditors and review periodically their performance and independence from management.
      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.
      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.
      This year, we reviewed the Company’s audited financial statements and met with both management and the independent auditors to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.
      We have received from and discussed with the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
      Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
2005 Audit Committee
Edward J. Cooney, Chairman
James C. Tappan
Andrew J. Parsons

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of the Company’s Class A common stock (“Insiders”), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2005 its Insiders complied with all applicable Section 16(a) filing requirements, except that a Form 4 was inadvertently filed one day late on behalf of David G. Whalen relating to a November 2005 purchase.
OTHER MATTERS
       As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, proxies in the enclosed form returned as instructed will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgement of the proxy holder.
IMPORTANT
       NO MATTER HOW SMALL YOUR HOLDINGS, YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

Tina C. Benik
Vice President, Legal and
Human Resources
Corporate Secretary
Dated:  March 28, 2006

EXHIBIT A
Date: February 2004
A.T. CROSS COMPANY
Audit Committee Charter
      The Audit Committee (the “Committee”) of the Board of Directors (“Board”) shall be comprised of three or more directors of the A.T. Cross Company (the “Company”) as determined by the Board, each of whom shall be independent except as may be permitted under Section 121A of the American Stock Exchange (“AMEX”) Company Guide. The members of the Committee shall be appointed annually at the Board meeting held in April of each year. Independent Directors are defined as set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and Section 121A of the AMEX Company Guide. All members of the Audit Committee will meet the competency requirements regarding reading and understanding financial statements set forth in the AMEX Company Guide Section 121B(2)(a) and at least one member of the Audit Committee will be “financially sophisticated” as defined in AMEX Company Guide Section 121B(2)(a). At least one member of the Audit Committee will also meet the “audit committee financial expert” definition of Item 401 (h)(2) of the Securities Exchange Commission’s Regulation S-K.
      The Committee shall assist the Board in fulfilling its oversight responsibilities relating to the review of audit functions, including the accounting and financial reporting practices and procedures of the Company, the adequacy of information technology used to support internal financial systems, the quality and integrity of the Company’s financial statements, relations with independent auditors and oversight of business ethics.
      It is the primary responsibility of management to ensure that overall controls are adequate to meet operating, financial and compliance objectives. It is the primary responsibility of management and the independent auditors to plan and conduct audits to determine that the Company’s financial statements are free from material misstatement in accordance with U.S. Generally Accepted Accounting Principles.
      The Committee may undertake any tasks it sees fit and will also undertake any specific tasks assigned to it by the Board and conduct such reviews as it deems necessary.
      The Committee will be directly responsible for the appointment, compensation, retention, oversight, and if necessary, termination, of the Company’s independent auditors.
      The Committee shall have access to all information related to the Company.
      The Committee shall be empowered, at the Company’s expense, to retain special counsel or other experts to assist in the accomplishment of its duties and responsibilities.
      The Committee shall meet at least quarterly with additional meetings as necessary. At the request of the Committee, the Chief Financial Officer (or any other members of management, if needed) shall attend meetings of the Committee. The Committee shall, during its regularly scheduled meetings, meet separately from management with the independent auditors and the Manager, Internal Audit of the Company. The independent auditors, the Chief Financial Officer and the Manager, Internal Audit shall, at all times, have access to the Committee. The Committee, in turn, shall, at all times, have access to the independent auditors, the Chief Financial Officer and the Manager, Internal Audit.
      The Committee will receive from the Company’s independent auditors periodic reports on 1) all critical accounting policies used by the Company, 2) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent auditors, and 3) other material written communications between the independent auditors and Company’s management.
      The Committee will receive annual and quarterly reports from management regarding any significant deficiencies in internal controls and any fraud involving management or other employees with a significant role in internal controls.
      The Committee will establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      The Committee will review and oversee all related party transactions.
      The Committee shall approve all hiring and firing decisions made with respect to the position of the Manager, Internal Audit.
      The Committee will review and reassess the adequacy of the Charter on an annual basis.

      The Board shall approve this charter and any subsequent modifications.
      THE COMMITTEE SHALL REVIEW, APPRAISE, AND REPORT TO THE BOARD, IF APPLICABLE, AFTER EACH AUDIT COMMITTEE MEETING AND OTHER TIMES WHEN APPROPRIATE ON THE FOLLOWING MATTERS:

1.	The selection of independent auditors to be retained by the Company, their independence and whether to retain such auditors for each future fiscal year after consultation with appropriate management of the Company. The Committee shall review, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Committee shall take, or shall recommend to the Board of Directors to take, appropriate action to oversee the independence of the independent auditors.

2.	The fees to be paid to the independent auditors of the Company on an annual basis.

3.	The non-auditing and non-tax services to be performed by and associated fees of the independent auditors of the Company. The Committee, through its Chairman, must give prior approval to all non-audit and non-tax services provided by the independent auditor and sign all engagement letters. The Committee will consider both the nature and related fees of the non-audit and non-tax services in making its determination.

4.	With respect to the systems of internal accounting control, including Electronic Data Processing (“EDP”) controls, throughout the Company, (i) the adequacy, quality and security thereof after consultation with appropriate management of the Company, Manager, Internal Audit and the independent auditors, (ii) management’s performance in maintaining and improving these systems, and (iii) recommendations and findings made by the independent auditors and Manager, Internal Audit of the Company relative to improvements to these systems.

5.	The planned scope of the audit work to be undertaken each year by the Company’s Manager, Internal Audit as well as the audit reports, findings and recommendations of the Manager, Internal Audit.

6.	Prior to the commencement thereof, the planned scope of the annual examination to be undertaken by the independent auditors of the Company.

7.	Following the inquiry of management and the independent auditors, significant accounting issues (including accounting for goodwill and other intangible assets), changes and prospective changes in significant accounting policies (including the effect of each such change on the overall financial statements of the Company), and whether “material” items exist that are not accounted for in accordance with U.S. Generally Accepted Accounting Principles. Management shall consult with the Committee or its Chairman when seeking a second opinion on a significant accounting issue.

8.	Significant issues raised by in-house or outside counsel, after discussing the same with management and the independent auditors. The Committee will conclude on its understanding of the basis for inclusion or exclusion of such matters in the financial statements.

9.	The “open years” on federal income tax returns, whether there are any significant items that have been or might be disputed by the IRS, and the status of the related tax reserves.

10.	The draft annual financial statements (including footnotes thereto) and related financial material and the independent auditors’ reports, to be included in the Company’s Annual Report to Shareholders and Form 10-K prior to presentation to the Board. The Company’s Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61.

11.	Any management letters or other recommendations from the Company’s auditors.
      Approved and adopted by the Board of Directors on February 11, 2004.

CRS-PS-06

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Proposals
This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals
1 and 2.
The Board of Directors recommends a vote FOR the following proposals.

1.	NUMBER OF DIRECTORS:	For	Against	Abstain
	Fixing the number of Class A directors at three and Class B directors at six.	☐	☐	☐

2.	ELECTION OF CLASS A DIRECTORS:

		For	Withheld
	01 - Galal P. Doss	☐	☐

	02 - Andrew J. Parsons	☐	☐

	03 - James C. Tappan	☐	☐

3.	OTHER BUSINESS:
In their discretion, the proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournment thereof upon which
Class A common shareholders are entitled to vote.
B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.
Important: Please sign exactly as your name or names appear at left. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate shareholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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■	1 U P X	A T X 1	+

   Proxy - A.T. Cross

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS
The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and David G. Whalen, or any one of them, as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 27, 2006 at 10:00 A.M. and at any and all adjournments thereof as designated.
(Continued and to be voted on reverse side.)